UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2005, the Compensation Committee of the Board of Directors of The Shaw Group Inc., a Louisiana corporation, (the "Company"), adopted The Shaw Group Inc. 2005 Management Incentive Plan ("MIP"), which has since been reduced to a written plan, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 3, 2006. The MIP is hereby incorporated by reference to such Current Report on Form 8-K.

The MIP provides the Company with the ability to grant incentive awards to eligible key management and professional employees of the Company and its subsidiaries for their ability to assist the Company in achieving or exceeding identified Company goals and personally achieve or exceed pre-established individual performance goals. It is contemplated that the incentive awards will be paid in cash, however, they may be paid in cash, stock, stock options or any other form or combination of forms as the Compensation Committee may determine in its discretion, subject to, and in compliance with, applicable laws and regulations (including securities exchange listing standards) and shareholder approvals, if required. The Compensation Committee administers the MIP and determines which employees will receive awards under the MIP, the form of awards granted under the MIP and the other terms and conditions of the awards, all within the limitations set forth in the MIP and applicable laws and regulations.

Pursuant to the MIP, each participant is assigned an annualized target incentive award based on a percentage of the participant’s salary. On October 27, 2006, the Compensation Committee established, for fiscal year 2007 target incentive awards under the MIP, the following percentages of salary then in effect for each of the following Company named executive officers: J. M. Bernhard, Jr. (Chairman and Chief Executive Officer) – 150% of 2007 salary; and T. A. Barfield, Jr. (President) – 100% of 2007 salary. The Compensation Committee did not assign the three other named executive officers, David L. Chapman, Sr. (President, Fabrication & Manufacturing Division), David P. Barry (Head of Nuclear Sector of Power Division) and Dorsey Ron McCall (Head of Maintenance Sector of Power Division), fiscal year 2007 target incentive awards under the MIP due to the inclusion of bonus compensation provisions in their respective employment agreements; provided however, that the agreement with Mr. Barry provides for a target incentive award under the MIP for fiscal 2007 of 70% of salary. The Compensation Committee established, for fiscal year 2007 target incentive awards under the MIP, percentages of salary ranging from 50% to 100% for the other executive officers of the Company.

Awards under the MIP for fiscal 2007 will focus on the Company’s 2007 fiscal year pre-tax income and operating cash flow, and the Compensation Committee believes they are correlated with shareholder value creation. For fiscal 2007, each participant is eligible to be granted an award up to two times his target depending upon performance. Fifty (50%) percent of the award is based upon the following financial metrics, divided equally between each of the following measures on a business unit or corporate basis, as applicable: (1) pre-tax income and operating cash flow for business units; and (2) consolidated pre-tax income and operating cash flow for corporate.

The remaining 50% of the award is based upon a subjective evaluation of the discretionary factors such as:

• environmental, health and safety performance;
• legal and regulatory compliance;
• ethics;
• organizational development;
• earnings growth;
• new awards revenue;
• effective cost management;
• attraction, retention and development of high potential employees; and
• other relevant factors determined by senior management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

November 2, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel